UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2008

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On August 15, 2008 (the “Closing Date”), Allscripts Healthcare Solutions, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Facility”) among the Company, Allscripts, LLC, A4 Health Systems, Inc., A4 Realty, LLC and Extended Care Information Network, Inc. (“ECIN”), as Borrowers, and the other parties from time to time joined as additional Borrowers, JPMorgan Chase Bank, N.A., as the sole administrative agent (the “Agent”), J.P. Morgan Securities Inc., as sole lead arranger, and certain other financial institutions from time to time named therein. The Credit Facility amends and restates the credit facility entered into by the Borrowers on December 31, 2007 (the “Original Credit Facility”).

The Credit Facility provides for a total unsecured commitment of $75 million, an increase of $15 million from the Original Credit Facility, and matures on August 15, 2012. The Credit Facility is available in the form of letters of credit and revolving loans. As of August 15, 2008, $50 million in borrowings were outstanding and $0 million of letters of credit were outstanding under the Credit Facility. The $50 million in borrowings were incurred on December 31, 2007 to finance the acquisition of ECIN. The interest rate for Credit Facility, including, if drawn, the Backstop (as defined below), will initially bear interest at LIBOR plus 1.625% and thereafter will be based upon the Company’s leverage ratio as of the last day of the most recently ended fiscal quarter or fiscal year, commencing with the date of delivery of the Company’s financial statements for the fiscal quarter ending after the Closing Date, pursuant to the terms of the Credit Facility.

The Credit Facility also provides a backstop facility of up to $50 million (the “Backstop”) to be used to fund any repurchases of Allscripts’ 3.50% Convertible Senior Debentures arising by reason of the pending transactions with Misys plc (“Misys”). The Backstop, if drawn upon, will amortize in equal quarterly installments and mature on the second anniversary of such draw. The Credit Facility’s lenders’ obligation to provide the Backstop terminates upon the earliest to occur of: (i) the Business Day (as defined in the Credit Facility) immediately following the Change of Control Repurchase Date (as defined in the Indenture under which the Debentures were issued, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2004), (ii) the date that is one-hundred and twenty (120) days after the date on which the Transactions (as defined below) are consummated, and (iii) if the Transactions have not been consummated on or before the Outside Date (as defined in the Credit Facility), the Outside Date.

The Credit Facility contains customary representations, warranties, covenants and events of default. The Credit Facility also contains certain financial covenants, including but not limited to, leverage and coverage ratios to be calculated on a quarterly basis.

A copy of the Credit Facility is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.1. The foregoing description of the Credit Facility is qualified in its entirety by reference to the full text of the Credit Facility.

The summary disclosure above is being furnished to provide information regarding certain of the terms of the Credit Facility. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the Credit Facility is, or should be construed as, a representation or warranty by Allscripts to any investor or covenant or agreement of Allscripts with any investor. The representations, warranties, covenants and agreements contained in the Credit Facility are solely for the benefit of the parties named or specified therein, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.

Relationship Agreement

As previously disclosed, on March 17, 2008, the Company and Misys plc (“Misys”) entered into a Relationship Agreement (the “Relationship Agreement”) providing for certain governance matters prior to and after the consummation of the transactions (the “Transactions”) contemplated by the Agreement and Plan of Merger dated as of March 17, 2008 by and among Misys, Misys Healthcare Systems, LLC, the Company and Patriot Merger Company, LLC. On August 14, 2008, Misys and Allscripts entered into a First Amendment to Relationship Agreement (the “Relationship Agreement Amendment”). The Relationship Agreement contains anti-dilution protection for Misys in the event of issuances of Allscripts common stock, subject to limited exceptions, such as equity awards under Allscripts’ benefit plans up to a cap. The Relationship Agreement Amendment (i) increases the cap on the percentage of Fully Diluted Shares (as defined in the Relationship Agreement) available for equity awards by the Company after consummation of the Transactions to 1.8% (the “Cap”) from 1.5%, (ii) clarifies that the measurement time for determining the number of shares available under the Cap is the close of business on the date the Transactions are consummated (the “Misys Closing Date”) and (iii) clarifies that post-Transaction equity grants made be made following, but not prior to, the close of business on the Misys Closing Date.

A copy of the Relationship Agreement Amendment is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 10.2. The foregoing description of the Relationship Agreement Amendment is qualified in its entirety by reference to the full text of the Relationship Agreement Amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K with respect to Credit Facility is incorporated by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2008, the Company’s Board of Directors amended Article II, Section 6 of the Company’s by-laws to remove clause (b) thereof, relating to record dates for dividend payments, from the requirement that the record date for determining entitlement to a dividend be not more than sixty nor less than ten days, or in the case of a merger or consolidation, not less than twenty days prior to the date on which the particular action requiring such determination of stockholders is to be taken. In connection with the Transactions, Allscripts expects to pay a special cash dividend on the fifth business day following the Misys Closing Date to holders of record on the business day prior to the Misys Closing Date. If Allscripts stockholders approve the Transactions, this amendment was necessary for Allscripts to effect the special cash dividend as contemplated. A copy of the amendment to the Company’s By-Laws is attached to, and is incorporated by reference into, this Current Report on Form 8-K as Exhibit 3.1. The foregoing description of such amendment is qualified in its entirety by reference to the Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.
Exhibit 3.1	First Amendment to By-Laws

Exhibit 10.1	Amended and Restated Credit Agreement, dated August 15, 2008, by and among Allscripts Healthcare Solutions, Inc., Allscripts, LLC, A4 Health Systems, Inc., A4 Realty, LLC, Extended Care Information Network, Inc. each as Borrower, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as lead arranger

Exhibit 10.2	First Amendment to Relationship Agreement dated August 14, 2008 between Allscripts Healthcare Solutions, Inc. and Misys plc

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Allscripts Healthcare Solutions, Inc. (“Allscripts”) and Misys Healthcare Systems LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and intends to file a definitive proxy statement and other related materials. The definitive proxy statement will be mailed to the stockholders of Allscripts. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its Form 10-K/A, which was filed with the SEC on April 25, 2008, and will be contained in the definitive proxy statement. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-looking Statements

This communication contains forward-looking statements. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving Allscripts, MHS and Misys, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to numerous risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, development, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Allscripts, Misys or MHS and others following announcement of entering into the merger agreement; (3) the inability to complete the proposed transaction due to the failure to obtain stockholder or shareholder approval or the failure of any party to satisfy other conditions to completion of the proposed transaction; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond Allscripts’, Misys’ and MHS’ ability to control or predict. Allscripts can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Allscripts undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Allscripts is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: August 19, 2008	By:	/s/ Lee Shapiro
Lee Shapiro
President

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit No.
Exhibit 3.1	First Amendment to By-Laws

Exhibit 10.1	Amended and Restated Credit Agreement, dated August 15, 2008, by and among Allscripts Healthcare Solutions, Inc., Allscripts, LLC, A4 Health Systems, Inc., A4 Realty, LLC, Extended Care Information Network, Inc. each as Borrower, the Lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as lead arranger

Exhibit 10.2	First Amendment to Relationship Agreement dated August 14, 2008 between Allscripts Healthcare Solutions, Inc. and Misys plc